Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-82612, 333-05811, 333-44983, 333-44979, 333-101725, 333-101729, 333-110141, 333-134043, 333-157638, 333-161232, 333-177148, 333-191817, 333-192716, 333-197948 and 333-200463 on Form S-8 and Registration Nos. 333-84742, 333-74590, 333-110477, 333-112452, 333-124107, 333-141720, 333-155346 and 333-165743 on Form S-3 of our report dated August 29, 2014 (April 10, 2015 as to Footnote 18), relating to the consolidated financial statements and financial statement schedule of Bally Technologies, Inc., appearing in this Current Report on Form 8-K of Scientific Games Corporation.

/s/ DELOITTE & TOUCHE LLP

Las Vegas, Nevada

April 10, 2015